Deltron, Inc.
Condensed Consolidated Balance Sheet
June 30, 2007
(Unaudited)

Assets
Current assets
Cash	$42,994
Accounts receivable, net	690,080
Inventories	419,498
Prepaid expenses	50,769
1,203,341

Land	107,660
Building	1,275,445
Furniture and equipment	3,696,900
5,080,005

Less: Accumulated depreciation	(4,146,409)
Net property and equipment	933,596

$2,136,937

Liabilities and Stockholders' Equity
Current liabilities
Note payable to stockholder	$990,600
Accounts payable	337,031
Accrued expenses (including interest payable to stockholder of $142,339)	387,730
1,715,361

Stockholders' Equity
Common stock, no par value authorized 3,000,000 shares; 1,108,000 shares issued and outstanding	4,696
Retained earnings	416,880
421,576

Total Stockholders' equity	$2,136,937

See accompanying notes to condensed consolidated financial statements.

Deltron, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Six Months Ended June 30,
	2007	2006

Net sales	$2,354,162	$2,280,388

Cost of goods sold	1,446,135	1,426,705

Gross profit	908,027	853,683

Operating expenses:
Research and development	292,950	322,573
General and administrative	364,950	374,971
Selling	175,617	195,951
Commissions	103,132	75,544
	936,649	969,039

Operating loss	(28,622)	(115,356)

Other income (expense)
Gain (loss) on foreign currency transactions	525	(4,786)
Other income	(56,206)	915
Interest expense - stockholder	(65,628)	(58,462)
Total other (expense)	(121,309)	(62,333)

Net loss	$(149,931)	$(177,689)

See accompanying notes to condensed consolidated financial statements.

Deltron, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2007	2006

Cash flows from operating activities

Net loss	$(149,931)	$(177,689)

Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	40,336	58,811
Change in operating assets and liabilities
Accounts receivable	(142,386)	(116,712)
Inventories	21,967	57,268
Prepaid expenses	(5,063)	8,134
Accounts payable	44,970	60,237
Accrued expenses (including interest payable to stockholder)	73,406	53,577
Net cash used in operating activities	(116,701)	(56,374)

Cash flows from investing activities
Purchase of property and equipment	(1,249)	(8,926)
Net cash used in investing activities	(1,249)	(8,926)

Net decrease in cash	(117,950)	(65,300)

Cash at beginning of period	160,944	174,646

Cash at end of period	$42,994	$109,346

Supplemental Disclosure of Cash Flow information:
Cash payments for interest	$45,958	$22,497

See accompanying notes to condensed consolidated financial statements.

Deltron, Inc.
Condensed Consolidated Statement of Stockholders' Equity

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance at December 31, 2006	1,108,000	$4,696	$566,811	$571,507

Net loss		-	(149,931)	(149,931)

Balance at June 30, 2007 (Unaudited)	1,108,000	$4,696	$416,880	$421,576

See accompanying notes to condensed consolidated financial statements.

DELTRON, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2007 and 2006

Note 1 - Nature of Business and Basis of Presentation

Nature of Business
Deltron, Inc, located in North Wales, Pennsylvania (Deltron) and its wholly owned subsidiary, Corporacion Delinc S.A. de C.V. (Delinc) located in Mexico (collectively the “Company”), manufacture and sell power supply units to the electronics industry principally within the continental U.S. The Company also has a limited amount of sales in Canada, Europe, and Asia. During 2006 the Company completed the transition of its manufacturing functions to Delinc with Deltron mainly involved in procurement, research and development, administration and sales activities. Delinc manufactures and assembles products for Deltron, the U.S. parent. All sales of Delinc are to the U.S. parent company.

Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The financial statements as of June 30, 2007 and for the six-months ended June 30, 2007 and 2006 are unaudited, but in the opinion of management the financial statements include all adjustments necessary consisting of normal recurring accruals necessary for fair presentation of the Company’s financial position and results of operations. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

The Company sold substantially all its net assets in September 2007 (Note 9). Excluded assets include cash and certain machinery and equipment in Pennsylvania, and the real estate located at its principal office in North Wales, Pennsylvania. The liabilities to be assumed by the buyer include trade accounts payable and certain accrued expenses.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of Deltron and Delinc. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, revenues and expenses as well as disclosure of contingent assets and liabilities included in the financial statements and accompanying notes. Although these estimates are based on the knowledge of current events and actions that the Company may undertake in the future, they may ultimately differ from actual results. The most significant estimates relate to inventory obsolescence and recoverability of deferred tax assets. Actual results could differ from those estimates.

DELTRON, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2007 and 2006

Note 2 – Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents
The Company considers all highly liquid instruments with remaining maturities when purchased of three months or less to be cash equivalents.

The Company maintains its cash accounts in two commercial banks, one located in the U.S. and one in Mexico. The amount on deposit in the U.S. bank usually exceeds the federally insured limit.

Revenue Recognition and Accounts Receivable
The Company recognizes revenue when there is persuasive evidence of an arrangement, the product has been delivered and is fully functional, the sales price is fixed or determinable and collectibility is reasonably assured. In general, these conditions are met when the product is shipped. Credit is extended based on an evaluation of each customer’s financial condition; collateral is generally not required. The Company provides an allowance for uncollectible trade receivables, when appropriate, based on aging analysis, specific known troubled accounts and historical collection experience. At June 30, 2007, the allowance for doubtful accounts was $10,000.

There was no bad debts expense for the six months ended June 30, 2007 and 2006.

Inventory
Inventory, which consists of raw materials, completed sub-assemblies and electronic components, is stated at the lower of cost or market on a first-in first-out basis. Inventory items designated as obsolete or slow-moving are reduced to net realizable value. The Company closely monitors and analyzes inventory for potential obsolescence and slow-moving items based upon the aging of the inventory and inventory turnover.

DELTRON, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2007 and 2006

Note 2 – Summary of Significant Accounting Policies (continued)

Property and Equipment
Property and equipment are stated at cost. Major replacements and betterments are capitalized while maintenance and repairs are expensed as incurred.

Depreciation is computed for financial statement purposes on a straight-line method over the estimated useful lives of the related assets. Gains and losses on sales and retirements are reflected in results of operations. The estimated useful lives of depreciable assets are:

Classifications	Six months

Building	12-50
Furniture and equipment	5-12

Depreciation expense for the six months ended June 30, 2007 and 2006 was $40,336 and $58,811, respectively.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases and operating loss carryfowards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deltron and Delinc are responsible for filing separate tax returns in their own tax jurisdictions.

The Company  adopted the  provisions  of Financial  Standards  Accounting  Board Interpretation  No. 48 "Accounting  for Uncertainty in Income Taxes" ("FIN 48"), an interpretation of FASB Statement No. 109 ("SFAS 109"), effective January 1, 2007. Deltron’s income tax returns for the years 2003 through 2006 are subject to examination by the taxing jurisdictions. Management believes that an audit or review of the prior years, would result in no material tax liability and therefore no income tax penalties or interest accruals have been recognized.

DELTRON, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2007 and 2006

Note 2 – Summary of Significant Accounting Policies (continued)

Research and Development Costs
Research and development costs are expensed as incurred and were $292,950 and $322,573 for the six months ended June 30, 2007 and 2006 respectively.

Collective Bargaining Agreements
The Company had a collective bargaining agreement, which covered approximately 8% of its U.S. labor force and was terminated as of December 12, 2006. The Company had a collective bargaining agreement with approximately 50% of its Mexican labor force that expired on December 31, 2006 at which time it was renewed through December 31, 2007.

Foreign Currency Remeasurement
The U.S. dollar is the functional currency of the Company and its subsidiary. All foreign currency denominated assets and liabilities are translated into U.S. dollars at exchange rates prevailing at balance sheet date, except for non-monetary assets and liabilities, which are translated at historical exchange rates. Results of operations are translated at average exchange rates in effect during the year. All foreign currency transaction and translation gains or losses are included in the results of operations.

Note 3 - Inventory

At June 30, 2007 inventory consists of the following:

Component parts	$111,763
Work-in-process	99,955
Finished goods	207,780

$419,498

Note 4 - Note Payable - Stockholder

The Company has a line of credit agreement with its majority stockholder, which permits borrowing up to $1,000,000. Interest is charged on the outstanding balance at 1.75 times the rate at which the stockholder is able to borrow the funds from Wachovia Securities, and is payable monthly. The line is collateralized by the assets of the Company. At June 30, 2007, the outstanding balance was $990,600, and the interest rate was 13.13%. Interest expense incurred on this line of credit for the six months ended June 30, 2007 and 2006, was $65,628 and $58,462, respectively. Borrowings under the agreement are payable on demand.

DELTRON, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2007 and 2006

Note 5 - Accrued Expenses

At June 30, 2007, accrued expenses consist of the following:

Accrued commissions	$50,205
Accrued vacation	89,600
Accrued and withheld payroll taxes	38,148
Accrued warranty repairs	24,000
Accrued interest payable to stockholder	142,339
Accrued wages	22,666
Other	20,772

$387,730

Note 6 - Employee Benefit Plans

Profit Sharing Plan
The Company had a discretionary profit sharing plan that covered those employees who met the eligibility requirements set forth in the plan. The amount of the contribution to the plan was at the discretion of the Board of Directors, up to a maximum of 15% of the eligible participants’ total compensation. Substantially all of the Company’s full-time employees were covered by the plan. For the six months ended June 30, 2006 the Company made no contributions to the plan. As of May 2006, the profit sharing plan was terminated, and all of the plan’s assets were transferred to the 401(k) plan.

401(k) Plan
The Company offers a 401(k) plan to all eligible employees who meet the eligibility requirements set forth in the plan. Participants in the plan may elect to defer a percentage of their compensation under the plan. The Company may contribute a matching contribution equal to 25% of the participant’s deferred compensation, limited to 12% of employees’ compensation. For the six months ended June 30, 2007 and 2006, the Company contributed to the plan $8,909 and $9,508, respectively. The 401(k) Plan also has provisions for a profit sharing component.

Note 7 - Contingencies

Warranties
The Company guarantees the products it manufactures for two years and will repair any power unit that malfunctions due to material or workmanship. At June 30, 2007, the accrued warranty liability was $24,000, based on historical data.

DELTRON, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2007 and 2006

Note 8 - Concentration Risks

Credit Risk
The Company maintains its cash and cash equivalents in accounts that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits from time to time. The Company minimizes its risk by selecting financial institutions considered to be highly credit worthy.

At June 30, 2007, approximately 45% of accounts receivable was due from two customers. The Company generally does not require collateral. The Company performs ongoing evaluations of customer accounts to minimize credit risk.

Customers
The Company's customer base consists primarily of military and industrial organizations and original equipment manufacturers. During the six months ended June 30, 2007, approximately 49% of the Company's revenue was earned from two customers, each customer representing in excess of 10% of annual revenue.

Foreign Operations
The Company conducts its operations in the United States and Mexico. Included in the consolidated financial statements are the following amounts from the operations in Mexico.

	2007	2006
Net loss	$(75,838)	$(117,490)
Long-lived assets	$762,483
Total assets	$807,133

Note 9- Subsequent Events

On September 5, 2007, the Company completed a sale of substantially all of its net assets to Solomon Technologies, Inc. (“Solomon”) effective August 31, 2007. The transaction was effected pursuant to an Asset Purchase Agreement dated June 1, 2007 and subsequent amendments (the “Purchase Agreement”), between Solomon and its wholly-owned subsidiary (collectively the “Buyers”), the Company and its stockholders (collectively the “Sellers”). The Company sold to the Buyers all tangible and intangible assets of Deltron, including all of the outstanding stock of Delinc, but excluding certain property and equipment, and certain other excluded assets. The Buyers assumed certain of Deltron’s liabilities, including trade accounts payable, certain accrued commissions payable and accrued warranty obligations.

The purchase price consisted of $1,508,000 in cash for Deltron's assets, plus $600,000 in cash for the stock of Delinc and the assumption by the Buyers of certain liabilities totaling approximately $327,000. A portion of the purchase price totaling $400,000 was deposited in escrow for one year from closing to support the Sellers' indemnification obligations. The Buyers also agreed to pay the Sellers an earn-out payment equal to the excess of the product of net sales of the purchased business during the year following the closing multiplied by a profit margin (determined by subtracting from net sales the cost of goods sold divided by net sales) over $1,570,000. The earn-out payment cannot exceed $300,000.